    As filed with the Securities and Exchange Commission on January 31, 2001
                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                               CENTEX CORPORATION
                            3333 HOLDING CORPORATION
                        CENTEX DEVELOPMENT COMPANY, L.P.
           (Exact name of registrants as specified in their charters)

                            NEVADA                                                              75-0778259
                            NEVADA                                                              75-2178860
                           DELAWARE                                                             75-2168471
 (State or other jurisdiction of incorporation or organization)                   (I.R.S. Employer Identification Numbers)

                       2728 NORTH HARWOOD                                                    RAYMOND G. SMERGE
                      DALLAS, TEXAS 75201                                                EXECUTIVE VICE PRESIDENT,
                         (214) 981-5000                                              CHIEF LEGAL OFFICER AND SECRETARY
      (Address, including zip code, and telephone number,                                    CENTEX CORPORATION
    including area code, of registrants' principal executive                                 2728 NORTH HARWOOD
                            offices)                                                        DALLAS, TEXAS 75201
                                                                                               (214) 981-5000
                                                                         (Name, address, including zip code, and telephone number,
                                                                                 including area code, of agent for service)

                                   ----------

                                    Copy to:
                                  JAMES R. DOTY
                               GEOFFREY L. NEWTON
                               BAKER BOTTS L.L.P.
                                2001 ROSS AVENUE
                               DALLAS, TEXAS 75201
                                 (214) 953-6500

                                   ----------

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                   ----------

         807,860 SHARES OF COMMON STOCK OF CENTEX CORPORATION COVERED BY THE PROSPECTUS INCLUDED WITHIN THIS REGISTRATION STATEMENT WERE PREVIOUSLY REGISTERED PURSUANT TO A REGISTRATION STATEMENT ON FORM S-3, COMMISSION FILE NO. 333-96229, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 4, 2000. PURSUANT TO RULE 429 OF THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED WITHIN THIS REGISTRATION STATEMENT RELATES TO THE SECURITIES COVERED BY THE PRIOR REGISTRATION STATEMENT AND INCLUDES ALL OF THE INFORMATION THAT WOULD CURRENTLY BE REQUIRED IN A PROSPECTUS RELATING TO SUCH SECURITIES.

                                   ----------

                                                  CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
           TITLE OF EACH CLASS                                   PROPOSED MAXIMUM         PROPOSED MAXIMUM         AMOUNT OF
            OF SECURITIES TO                   AMOUNT TO        OFFERING PRICE PER       AGGREGATE OFFERING      REGISTRATION
             BE REGISTERED                   BE REGISTERED             SHARE                    PRICE                  FEE
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value .25 per share,          807,860                ----                     ----                 ----
of Centex Corporation (1) (2)
--------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value .25 per share,          22,000             $  38.82 (3)            $  854,040 (3)          $  214
of Centex Corporation (2)
--------------------------------------------------------------------------------------------------------------------------------

Beneficial Interests in 1,000 shares of          ----                  ----                     ----                 ----
Common Stock of 3333 Holding Corporation
(4)
--------------------------------------------------------------------------------------------------------------------------------

Beneficial Interests in 900 Warrants to          ----                  ----                     ----                 ----
Purchase Class B Units of Limited
Partnership Interest in Centex
Development Company, L.P. (4)
--------------------------------------------------------------------------------------------------------------------------------

(1) 807,860 shares of common stock of Centex Corporation registered hereby were previously registered for offer and sale in the same transactions pursuant to a Registration Statement on Form S-3, Commission File No. 333-96229, filed with the Securities and Exchange Commission on February 4, 2000. Centex Corporation previously paid a registration fee of $4,633 with respect to such shares at the time of the filing of the prior registration statement. Accordingly, no additional fee is payable with respect to such shares.

(2) Each share of common stock includes one preferred share purchase right. No separate consideration is payable for the preferred share purchase rights. The registration fee for these rights is included in the fee for the common stock.

(3) Estimated solely for the purpose of computing the registration fee, based upon the average of the high and low prices of Centex common stock as reported on the New York Stock Exchange on January 29, 2001 in accordance with Rule 457(c) under the Securities Act of 1933.

(4) On November 30, 1987, Centex Corporation distributed as a dividend to its stockholders (through a nominee, the "Nominee") all the issued and outstanding shares of common stock, par value $.01 per share ("Holding Common Stock"), of 3333 Holding Corporation ("Holding"), and 900 warrants (the "Stockholder Warrants") to purchase Class B Units of limited partnership interest in Centex Development Company, L.P., a Delaware limited partnership. The Nominee holds the Stockholder Warrants and 1,000 shares of Holding Common Stock, which constitute all of the issued and outstanding capital stock of Holding, on behalf of and for the benefit of persons who are from time to time the holders of the Centex common stock (the "Centex Stockholders"). Each Centex Stockholder owns a beneficial interest in that portion of the Stockholder Warrants and the 1,000 shares of Holding Common Stock that the total number of shares of Centex common stock held by such stockholder bears to the total number of shares of Centex common stock outstanding from time to time. This beneficial interest of the Centex Stockholders is not represented by a separate certificate or receipt. Instead, each Centex Stockholder's pro rata portion of such beneficial interest is represented by the certificate or certificates evidencing such stockholder's Centex common stock, and is currently tradable only in tandem with, and as a part of, each such stockholder's Centex common stock. The registration fee for the beneficial interest in these tandem securities is included in the fee for the common stock.

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS INCOMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS IN BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 Subject to Completion, Dated January 31, 2001
PROSPECTUS
_______________, 2001

                                 [CENTEX LOGO]
                         829,860 SHARES OF COMMON STOCK
    (INCLUDING BENEFICIAL INTERESTS IN THE OTHER SECURITIES DESCRIBED BELOW)

                               CENTEX CORPORATION

                                   ----------

         This prospectus relates to the public offering, which is not being underwritten, of up to 829,860 shares of common stock, par value $0.25 per share, of Centex Corporation, which may be offered from time to time by the selling stockholders identified in this prospectus, all of which are limited partnerships established for the benefit of members of the immediate family of certain directors and executive officers of Centex Corporation or executive officers of subsidiaries of Centex Corporation (collectively, the "Directors and Officers"), or donees, transferees, pledgees or other successors in interest that receive such shares as a gift, purchase or other related transfer. Centex Corporation will receive no part of the proceeds of such sales. The shares of Centex common stock offered by this prospectus were issued by Centex Corporation upon the exercise of options granted to Directors and Officers under the Centex Corporation 1987 Stock Option Plan, as amended and in effect from time to time. The options were transferred for value by the Directors and Officers to family partnerships from December 1999 through March 2000 and have been exercised in full by the family partnerships.

         The shares of Centex common stock are traded in tandem with, and include, certain beneficial interests in:

         o all of the issued and outstanding shares of common stock, par value $.01 per share, of 3333 Holding Corporation, and

         o 900 warrants to purchase Class B Units of limited partnership interest in Centex Development Company, L.P.

The shares of common stock of 3333 Holding Corporation and the 900 warrants were distributed by Centex Corporation as a dividend to its stockholders through a nominee. The nominee is the recordholder of such shares and warrants on behalf, and for the benefit, of holders of the Centex common stock. See "Description of Capital Stock."

         The shares of Centex common stock registered hereby may be offered by the selling stockholders from time to time in one or more transactions as described under the "Plan of Distribution." To the extent required, the number of shares to be sold, the name of selling stockholders, the purchase price, the name of any agent or broker-dealer and any applicable commissions, discounts or other items constituting compensation to such agent or broker-dealer with respect to a particular offering will be set forth in a supplement or supplements to this prospectus. The aggregate proceeds to any selling stockholder from the sale of the shares offered from time to time will be the purchase price of the shares sold less commissions, discounts and other compensation, if any, paid by such selling stockholder to any agent or broker-dealer. The price at which any of the shares may be sold, and the commissions, if any, paid in connection with any sale, are unknown and may vary from transaction to transaction. Centex Corporation will pay all expenses incident to the offering and sale of the shares to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. See "Selling Stockholders" and "Plan of Distribution."

         Centex's common stock is listed on the New York Stock Exchange under the symbol "CTX." On January 29, 2001, the last sale price of Centex's common stock was $39.19 per share.

         The Securities and Exchange Commission may take the view that, under certain circumstances, the selling stockholders and any broker-dealers or agents that participate with such stockholders in the distribution of these registered shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act of 1933.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
CENTEX............................................................................................................3

         Home Building............................................................................................3
         Investment Real Estate...................................................................................3
         Financial Services.......................................................................................3
         Construction Products....................................................................................3
         Contracting and Construction Services....................................................................3

WHERE YOU CAN FIND MORE INFORMATION...............................................................................4


A WARNING ABOUT FORWARD-LOOKING STATEMENTS........................................................................5


USE OF PROCEEDS...................................................................................................6


DESCRIPTION OF CAPITAL STOCK......................................................................................6


SELLING STOCKHOLDERS..............................................................................................9


PLAN OF DISTRIBUTION.............................................................................................10


LEGAL MATTERS....................................................................................................11


EXPERTS..........................................................................................................12

                                     CENTEX

         Through its various subsidiaries, Centex Corporation is one of the nation's largest home builders and general building contractors. We also provide retail mortgage lending services through various financial services subsidiaries. We currently operate in five principal business segments:

         o     Home Building;

         o     Investment Real Estate;

         o     Financial Services;

         o     Construction Products; and

         o     Contracting and Construction Services.

HOME BUILDING

         The Home Building business has expanded to include both Conventional Homes and Manufactured Homes.

         The Conventional Homes operations currently involve the construction and sale of single-family homes, town homes and low-rise condominiums and also include the purchase and development of land.

         In March 1997, we entered the Manufactured Homes business when we acquired approximately 80% of the predecessor of Cavco Industries, LLC. During the fourth quarter of fiscal 2000, we acquired the remaining 20% interest in Cavco. Manufactured Homes operations include the manufacture of residential and park model homes and their sale through company-owned retail outlets and a network of independent dealers.

INVESTMENT REAL ESTATE

         Investment Real Estate operations involve the acquisition, development and sale of land, and the development of industrial, office, retail and other commercial projects and apartment complexes.

FINANCIAL SERVICES

         Through our Financial Services operations, we offer financing of conventional homes, home equity and sub-prime lending and the sale of title and other insurance coverages. These activities include mortgage origination and other related services for homes sold by our subsidiaries and by others.

CONSTRUCTION PRODUCTS

         Through our Construction Products operations, we manufacture cement, gypsum wallboard, paperboard and ready-mix concrete for distribution and sale. In April 1994, our construction products subsidiary, Centex Construction Products, Inc., completed an initial public offering of 51% of its common stock. Principally as a result of stock repurchases by Centex Construction Products, our ownership interest in Centex Construction Products has increased to 65.3% as of December 31, 2000.

     In November 2000, Construction Products acquired certain strategic assets of Republic Group Incorporated in exchange for net consideration, including assumption of debt, of approximately $392 million. The assets consisted principally of a 1.1 billion square foot gypsum wallboard plant located in Duke, Oklahoma and a recently completed 220,000 ton-per-year lightweight paper mill in Lawton, Oklahoma. The acquisition was funded from cash on hand and borrowings under a new $325 million unsecured senior bank credit facility of Construction Products, which has no recourse to Centex.

CONTRACTING AND CONSTRUCTION SERVICES

         Contracting and Construction Services activities involve the construction of buildings for both private and government interests, including hotels, office buildings, hospitals, correctional facilities, schools, shopping centers, airports, parking garages, sports stadiums, military facilities, post offices and convention and performing arts centers.

         Our principal executive office is located at 2728 N. Harwood Street, Dallas, Texas 75201, and our telephone number is (214) 981-5000.

                       WHERE YOU CAN FIND MORE INFORMATION

         We, together with 3333 Holding Corporation and Centex Development Company, L.P., file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Our SEC filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

         This prospectus is part of a registration statement we have filed with the SEC. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our securities. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its web site.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference:

         o our Joint Annual Report on Form 10-K of Centex Corporation, 3333 Holding Corporation and Centex Development Company, L.P. for the year ended March 31, 2000;

         o our Joint Quarterly Reports on Form 10-Q of Centex Corporation, 3333 Holding Corporation and Centex Development Company, L.P. for the quarters ended June 30, 2000 and September 30, 2000;

         o our Current Reports on Form 8-K dated April 27, 2000, June 14, 2000, October 25, 2000, November 16, 2000, November 17, 2000
                  and January 23, 2001;

         o a description of our common stock, par value $.25 per share, contained in the Registration Statement on Form 8-A dated October 28, 1971 and on Form 8 dated November 11, 1971, as such forms may be amended to update such description;

         o a description of the 3333 Holding Corporation common stock, par value $.01 per share, contained in the Registration Statement on Form 10 dated July 12, 1987, as amended by Form 8 dated October 14, 1987, Form 8 dated November 12, 1987 and Form 8 dated November 23, 1987, as such forms may be amended to update such description;

         o a description of the warrants to purchase Class B Units of limited partnership interest of Centex Development Company, L.P., contained in the Registration Statement on Form 10 dated July 12, 1987, as amended by Form 8 dated October 14, 1987, Form 8 dated November 12, 1987 and Form 8 dated November 23, 1987, as such forms may be amended to update such description; and

         o a description of the preferred stock purchase rights contained in the Form 8-A Registration Statement of Centex Corporation dated October 3, 1996, as amended by Form 8-A/A dated on February 18, 1999, as such forms may be amended to update such description.

         We also incorporate by reference any future filings made with the SEC by Centex Corporation, 3333 Holding Corporation and Centex Development Company, L.P. under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until all of the shares of Centex common stock described in this prospectus are sold.

         You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                  Corporate Secretary
                  Centex Corporation
                  2728 North Harwood
                  Dallas, Texas 75201
                  (214) 981-5000

         You should rely on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information.

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

         Statements contained or incorporated by reference in this prospectus that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information about possible or assumed future results of our operations. Also, when we use any of the words "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. Many possible events or factors could affect the future financial results and performance of our company. This could cause results or performance to differ materially from those expressed in our forward-looking statements. You should consider these risks when you purchase securities. These possible events or factors include the following:

         o        general economic conditions and interest rates;

         o        the cyclical and seasonal nature of our businesses;

         o        adverse weather;

         o        changes in property taxes and energy costs;

         o changes in federal income tax laws and federal mortgage financing programs;

         o        governmental regulation;

         o        changes in governmental and public policy;

         o changes in economic conditions specific to any one or more of our markets and businesses;

         o        competition;

         o        availability of raw materials; and

         o        unexpected operations difficulties.

         We refer you to the documents identified above under "Where You Can Find More Information" for a discussion of these factors and their effects on our business.

                                 USE OF PROCEEDS

         Centex Corporation, 3333 Holding Corporation and Centex Development Company, L.P. will not receive any of the proceeds from the sale of these shares of Centex common stock. All proceeds from the sale of these shares of Centex common stock will be for the account of the selling stockholders. See "Selling Stockholders" and "Plan of Distribution" described below.

                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock consists of:

         o        100,000,000 shares of common stock, par value $.25 per share;
                  and

         o        5,000,000 shares of preferred stock issuable in series.

         We have summarized the material terms of our capital stock below. The summary is not complete. For a complete description, you should refer to our articles of incorporation, by-laws and the Rights Agreement, dated as of October 2, 1996 between us and ChaseMellon Shareholder Services, L.L.C., as rights agent and the amendment to the Rights Agreement, all of which are exhibits to the registration statement of which this prospectus is part.

COMMON STOCK

         Each share of common stock is entitled to participate equally in dividends as and when declared by our board of directors. The payment of dividends on our common stock may be limited by obligations we may have to holders of any preferred stock.

         Common stockholders are entitled to one vote for each share held on all matters submitted to them. The common stock does not have cumulative voting rights, which means that the holders of a majority of the outstanding shares of common stock have the ability to elect all the directors. Thus, a stockholder is not entitled to a number of votes equal to his shares multiplied by the number of directors to be elected and to divide his votes among the candidates in any way he chooses.

         If we liquidate or dissolve our business, the holders of common stock will share ratably in the distribution of assets available for distribution to stockholders after creditors are paid and preferred stockholders receive their distributions. The shares of common stock have no preemptive rights and are not convertible, redeemable or assessable or entitled to the benefits of any sinking fund.

         All issued and outstanding shares of common stock, including the shares covered by this prospectus, are fully paid and nonassessable.

         On November 30, 1987, we distributed as a dividend to our stockholders, through a nominee, all of the issued and outstanding shares of the common stock, par value $.01 per share, of 3333 Holding Corporation, a Nevada corporation, and 900 warrants to purchase Class B Units of limited partnership interest in Centex Development Company, L.P., a Delaware limited partnership. Pursuant to an agreement with the nominee, the nominee is the recordholder of the 900 warrants and 1,000 shares of common stock of 3333 Holding Corporation, which constitute all of the issued and outstanding capital stock of 3333 Holding Corporation, on behalf of and for the benefit of persons who are from time to time the holders of Centex common stock. Each Centex stockholder owns a beneficial interest in that portion of the 900 warrants and the 1,000 shares of common stock of 3333 Holding Corporation that the total number of shares of Centex common stock held by the stockholder bears to the total number of shares of Centex common stock outstanding from time to time. This beneficial interest is not represented by a separate certificate or receipt. Instead, each Centex stockholder's beneficial interest in this pro rata portion of the shares of common stock of 3333 Holding Corporation and the 900 warrants is represented by the certificate or certificates evidencing the Centex common stock, and is currently tradable only in tandem with, and as a part of, Centex common stock.

         The common stock is listed on the New York Stock Exchange and trades under the symbol "CTX" and is listed on the London Stock Exchange Exchange.

PREFERRED STOCK

         Our board of directors can, without action by stockholders, issue one or more classes or series of preferred stock. The board can determine for each series the number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations. In some cases, the issuance of preferred stock could delay or discourage a change in control of Centex.

         Our board of directors has reserved for issuance pursuant to our stockholder rights plan described below a total of 1,000,000 shares of Junior Participating Preferred Stock. We do not have any outstanding shares of preferred stock at the date of this prospectus.

ANTI-TAKEOVER PROVISIONS

         The provisions of Nevada law and our articles of incorporation and by-laws we summarize below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the common stock.

Staggered Board of Directors

         Our board of directors is divided into three classes that are elected for staggered three-year terms. The classification of the board of directors has the effect of requiring at least two annual stockholder meetings, instead of one, to effect a change in control of the board of directors. The affirmative vote of the holders of two-thirds or more of the voting power of shares entitled to vote in the election of directors is required remove a director.

Fair Price Provision

         Our articles of incorporation contain a fair price provision. Mergers, consolidations and other business combinations involving us and an "interested stockholder" require the approval of both the holders of at least 66 2/3% of our outstanding voting stock and the holders of a majority of our outstanding voting stock not owned by the interested stockholder. Interested stockholders include any holders of 20% or more of our outstanding voting stock. The voting requirements do not apply, however, if the "disinterested directors," as defined in our articles of incorporation, approve the business combination, or the business combination meets other specified fair price conditions.

Liability of Our Directors and Officers

         As permitted by Nevada law, we have included in our articles of incorporation a provision that limits our directors' and officers' liability for monetary damages for breach of their fiduciary duty as a director or officer to us and our stockholders. The provision does not affect the liability of a director:

         o for any acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

         o for the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

         This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Director Nominations

         Our stockholders can nominate candidates for our board of directors if the stockholders follow advance notice procedures described in our by-laws.

         Generally, stockholders must submit a nomination at least 90 days in advance of the annual stockholders' meeting or, if the election is to be held at a special meeting, by the seventh day following the date on which notice of the special meeting is first given to stockholders. The notice must include the name and address of the stockholder and the person to be nominated, a representation that the stockholder is the holder of record of stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting, a description of any arrangements or understandings with respect to the nomination of directors that exist between the stockholder and any other person, information about the nominee required by the SEC and the consent of the nominee to serve as a director if elected.

         Director nominations that are late or that do not include all required information may be rejected. This could prevent stockholders from making nominations for directors.

Nevada Anti-takeover Statutes

         We are a Nevada corporation with at least 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and certain of our subsidiaries do business in Nevada. Nevada law provides that an acquiring person who acquires a controlling interest in a corporation meeting the control share law tests described in the preceding sentence may only exercise voting rights on any control shares if these voting rights are conferred by a majority vote of the corporation's disinterested stockholders at a special meeting held upon the request of the acquiring person. If the acquiring person is accorded full voting rights and acquires control shares with at least a majority of all the voting power, any of our stockholders who did not vote in favor of authorizing voting rights for the control shares are entitled to payment for the fair value of his or her shares. A "controlling interest" is an interest that is sufficient to enable the acquiring person to exercise at least one-fifth of the voting power of the corporation in the election of directors. "Control shares" are outstanding voting shares that an acquiring person or associated persons acquire or offer to acquire in an acquisition and those shares acquired during the 90-day period before the person involved became an acquiring person.

         In addition, Nevada law restricts the ability of a corporation to engage in any combination with an interested stockholder for three years from when the interested stockholder acquires shares that cause the stockholder to become an interested stockholder, unless the combination or the purchase of shares by the interested stockholder is approved by the board of directors before the stockholder became an interested stockholder. If the combination was not previously approved, the interested stockholder may only effect a combination after the three-year period if the stockholder receives approval from a majority of the disinterested shares or the offer meets certain fair price criteria.

         An "interested stockholder" is a person who is:

         o the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation; or

         o an affiliate or associate of the corporation and, at any time within three years immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the corporation.

         Our articles of incorporation and bylaws do not exclude us from these restrictions.

         These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board and in the policies formulated by the board and to discourage some types of transactions that may involve actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares or an unsolicited proposal for the potential restructuring or sale of all or a part of our company. However, these provisions could discourage potential acquisition proposals and could delay or prevent a change in control of our company. They may also have the effect of preventing changes in our management.

Other Provisions

         Our articles of incorporation and by-laws also provide that:

         o special meetings of stockholders may only be called by the chairman of the board of our board of directors or a majority of our board of directors;

         o stockholders may act only at an annual or special meeting and not by written consent;

         o a 66 2/3% vote of the outstanding voting stock is required for the stockholders to amend our by-laws; and

         o a 66 2/3% vote of the outstanding voting stock is required for the stockholders to amend our articles of incorporation.

TRANSFER AGENT AND REGISTRAR

         ChaseMellon Shareholder Services, L.L.C. is our transfer agent and registrar.

STOCKHOLDER RIGHTS PLAN

         We have a stockholder rights plan under which one preferred share purchase right is attached to each outstanding share of our common stock. Each right entitles its holder to purchase from us one two-hundredths of a share of Junior Participating Preferred Stock, Series D, at an exercise price of $67.50, subject to adjustment under specified circumstances. The rights become exercisable under specified circumstances, including any person or group (an "acquiring person") becoming the beneficial owner of 15% or more of our outstanding common stock, subject to specified exceptions. If events specified in the stockholder rights plan occur, each holder of rights other than the acquiring person can exercise their rights. When a holder exercises a right, the holder will be entitled to receive common stock valued at twice the exercise price of the right. In some cases, the holder will receive cash, property or other securities instead of common stock. We may redeem the rights for $.01 per right at any time prior to the fifteenth day after a person or group becomes an acquiring person. The stockholder rights plan and the rights expire in October 2006.

                              SELLING STOCKHOLDERS

         The following table sets forth, as of the date of this prospectus, the names of the selling stockholders, the number of shares that the selling stockholders own as of such date, the number of shares owned by the selling stockholders that may be offered for sale from time to time by this prospectus, and the number of shares to be held by the selling stockholders assuming the sale of all of the shares that may be offered hereby.



                                                Shares Beneficially                           Shares Beneficially Owned
                                                     Owned(1)          Shares that may be       If All Shares Being
                                               Prior to Offering and    Sold Pursuant to        Registered Hereunder
                                            Being Registered for Sale    this Prospectus          Are Sold(1)(2)
                                            -------------------------  ------------------     -------------------------

            Selling Stockholders                Number      Percent     Number    Percent     Number      Percent
            --------------------                ------      -------     ------    -------     ------      -------
Albright Partners, Ltd.                         30,000         *        30,000       *            --           --
3109 Oak Hollow Drive
Plano, Texas 75093

B and S Partners, Ltd.                          53,760         *        53,760       *            --           --
625 3rd Key Drive
Fort Lauderdale, Florida 33308

Granite Springs, Ltd.                           82,400         *        82,400       *            --           --
6556 Ivyglen Drive
Dallas, Texas 75240

International Belclaire, Ltd.                   40,664         *        23,700       *        16,964            *
4200 Belclaire
Dallas, Texas 75205

International Silver Springs, Ltd.              80,000         *        80,000       *            --           --
3376 Silver Springs Court
Lafayette, California 94549

Irish Sisters, Ltd.                             22,000         *        22,000       *            --           --
10565 Pagewood Drive
Dallas, Texas 75230

McFenix Partners, Ltd.                         220,000         *       220,000       *            --           --
2 Glenchester Court
Dallas, Texas 75225

Shadowbay Partners, Ltd.                        78,000         *        78,000       *            --           --
16 Windsor Ridge
Frisco, Texas 75034

Wilderness Partners, Ltd.                      240,000         *       240,000       *            --           --
2728 N. Harwood
Dallas, Texas 75201

----------

*        Less than 1.0%.

         (1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities and Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which the stockholder has sole or shared voting power or investment power and also any shares which the stockholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option or other right.

         (2) Assumes that the selling stockholders will sell all the shares set forth above under "Shares that may be Sold Pursuant to this Prospectus." There can be no assurance that the selling stockholders will sell all or any of the shares described in this prospectus.


                              PLAN OF DISTRIBUTION

         The shares of common stock of Centex Corporation covered by this prospectus may be offered and sold from time to time by the selling stockholders identified above, all of which are family partnerships, and donees, transferees, pledgees or other successors in interest that receive such shares as a gift, purchase or other related transfer. The selling stockholders will act independently of Centex in making decisions with respect to the timing, manner and size of any sale.

         The shares of Centex common stock offered by this prospectus were issued by Centex Corporation upon the exercise of options granted to the Directors and Officers under the Centex Corporation 1987 Stock Option Plan, as amended and in effect from time to time. The options were transferred for value by the Directors and Officers to family partnerships from December 1999 through March 2000 and have been exercised in full by the family partnerships. The issuance of shares of Centex common stock upon exercise of the options was effected in reliance upon the exemption from the registration requirements of the Securities Act of 1933 provided in Section 4(2) of that Act.

         The selling stockholders may sell the shares on the New York Stock Exchange, or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or at negotiated prices. The shares may be sold by one or more of the following means of distribution: (a) a block trade in which the broker-dealer so engaged will attempt to sell shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to this prospectus; (c) an over-the-counter distribution in accordance with the rules of the New York Stock Exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) in privately negotiated transactions. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with these transactions, broker-dealers or other financial institutions may engage in short sales of Centex common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell Centex common stock short and redeliver the shares to close out such short positions. The selling stockholders also may enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to the broker-dealer or other financial institution of shares offered hereby, which shares the broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders also may pledge shares to a broker-dealer or other financial institution, and, upon a default, the broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction). Instead of complying with the prospectus delivery requirements of the Securities Act of 1933, the selling stockholders may also elect to sell the shares covered by this prospectus pursuant to Rule 144.

         In effecting sales, brokers, dealers or agents engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated prior to the sale. These brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with these sales, and any commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. Centex Corporation will pay all expenses incident to the offering and sale of the shares to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes.

         In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available and is complied with.

         Centex Corporation has advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities and Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the selling stockholders and their respective affiliates. In addition, Centex Corporation will make copies of this prospectus available to the selling stockholders and has informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

         The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

         At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any dealer or agent, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public. We cannot assure you that the selling stockholders will sell all or any of the shares.

         Centex Corporation, 3333 Holding Corporation and Centex Development Company, L.P. intend to keep the registration statement of which this prospectus constitutes a part effective until the earlier of March 23, 2002 or the date upon which all of the shares have been sold.

                                  LEGAL MATTERS

         Raymond G. Smerge, Esq., Executive Vice President, Chief Legal Officer and Secretary of Centex Corporation, will issue an opinion about the legality of the securities that may be offered hereby. As of January 29, 2001, Mr. Smerge beneficially owned 3,864 shares of our common stock and held options to purchase an additional 287,100 shares of our common stock of which options covering 200,700 shares were exercisable.

                                     EXPERTS

         The financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Centex Corporation will pay all expenses incident to the offering and sale to the public of the shares being registered, other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. Such expenses are set forth in the following table.

         SEC registration fee................................................     $        214(1)
         New York Stock Exchange listing fee.................................     $          0
         Legal fees and expenses.............................................     $      5,000
         Accounting fees and expenses........................................     $      5,000
         Printing expenses...................................................     $      5,000
         Miscellaneous expenses..............................................     $      5,000

         Total...............................................................     $     20,214
                                                                                  ============


----------

(1) This amount relates to the 22,000 shares of common stock of Centex Corporation registered hereby that have not been previously registered. 807,860 shares of common stock of Centex Corporation registered hereby were previously registered for offer and sale in the same transactions pursuant to a Registration Statement on Form S-3, Commission File No. 333-96229, filed with the Securities and Exchange Commission on February 4, 2000. Centex Corporation previously paid a registration fee of $4,633 with respect to such shares at the time of the filing of the prior registration statement. Accordingly, no additional fee is payable with respect to such shares.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Centex Corporation ("Centex"), 3333 Holding Corporation ("Holding") and 3333 Development Corporation ("Development"), the general partner of Centex Development Company, L.P., are Nevada corporations. Pursuant to the provisions of Section 78.7502 of the Nevada General Corporation Law, every Nevada corporation has authority to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause or belief his conduct was unlawful.

         Under Nevada law, Centex, Holding and Development also have the authority to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made, however, for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         To the extent any person referred to in the two immediately preceding paragraphs is successful on the merits or otherwise in defense of any action, suit or proceeding, the Nevada General Corporation Law provides that such person must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         Section 78.751 of the Nevada General Corporation Law requires Nevada corporations to obtain a determination that any discretionary indemnification is proper under the circumstances. Such a determination must be made by the corporation's stockholders; its board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; or under certain circumstances, by independent legal counsel. The Articles of Incorporation of Centex, Holding and Development provide for indemnification of its directors and officers to the extent provided by Nevada law.

         In addition, Section 78.037 of the Nevada General Corporation Law permits Nevada corporations to include in their articles of incorporation a provision eliminating the personal liability of their directors and officers, to the corporation or stockholders, for damages resulting from their breach of fiduciary duties. An amendment to the Articles of Incorporation of Centex Corporation was adopted by its stockholders at the annual meeting held on July 15, 1987 in order to effect the permitted limitation on liability. The Articles of Incorporation of Holding and Development contain a similar provision limiting the liability of their directors and officers for such damages, as do the Bylaws of Centex, Holding and Development.

         The Bylaws of Centex, Holding and Development each provide that the corporation shall indemnify its directors, officers, employees and agents to the fullest extent provided by the Nevada General Corporation Law and such corporation's Articles of Incorporation. In addition, the Bylaws of each corporation provide for indemnification to the same extent of any director, officer or employee of the corporation who serves in any fiduciary capacity with respect to any profit sharing, pension or other type of welfare plan or trust for the benefit of employees of the corporation or its subsidiaries.

         Centex has entered into indemnification contracts with its directors and may enter into similar contracts from time to time with certain officers and employees of Centex and its subsidiaries who are not directors of Centex. The general effect of the indemnification contracts is to provide that the indemnitees shall be indemnified to the fullest possible extent permitted by the law against all expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in any action or proceeding, including any action by or in the right of Centex, by reason of their service in the foregoing capacities. The provisions of the aforementioned indemnification contracts were approved by Centex's stockholders at the annual meeting of stockholders held on July 16, 1986.

         The Second Amended and Restated Agreement of Limited Partnership (the "Limited Partnership Agreement") of Centex Development Company, L.P. ("CDC") provides that to the fullest extent permitted by law, CDC will indemnify the general partner and its directors, officers, employees and agents and persons serving on behalf of CDC in similar capacities with other entities against liabilities, costs and expenses (including legal fees and expenses) incurred by the general partner or such persons in connection with litigation or threatened litigation, if the general partner or such persons acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of CDC, and such general partner's or such other person's conduct did not constitute gross negligence or willful or wanton misconduct and, with respect to any criminal proceeding did not have any reason to believe his conduct was unlawful. Any indemnification under these provisions will be limited to the assets of CDC.

         Pursuant to authority granted by the Nevada General Corporation Law and its respective Articles of Incorporation and Bylaws, each of Centex, Holding and Development, and with respect to CDC, pursuant to the Limited Partnership Agreement, CDC has purchased directors and officers liability insurance.

         The foregoing summaries are necessarily subject to the complete text of the statute, articles of incorporation, bylaws, agreements and insurance policies referred to above and are qualified in their entirety by reference thereto.

ITEM 16. EXHIBITS

4.1      Restated Articles of Incorporation of Centex Corporation (filed as
         Exhibit 4.1 of Centex Corporation to the Joint Registration Statement of Centex Corporation, 3333 Holding Corporation and Centex

         Development Company, L.P. on Form S-8 (File Nos. 333-55717, 333-55717-01 and 333-55717-02, respectively) filed with the SEC on June 1, 1998, and incorporated herein by reference).

4.2      Amended and Restated By-laws of Centex Corporation (filed as Exhibit
         3.2 to the Annual Report of Centex Corporation, on Form 10-K/A for the fiscal year ended March 31, 1999, and incorporated herein by reference).

4.3 Specimen Centex Corporation common stock certificate with tandem trading legend and Rights Agreement legend (filed as Exhibit 4.3 of Centex Corporation to the Joint Registration Statement of Centex Corporation, 3333 Holding Corporation and Centex Development Company, L.P. on Form S-8 (File Nos. 333-28229, 333-28229-01 and 333-28229-02,
         respectively) filed with the SEC on June 2, 1997, and incorporated herein by reference).

4.4 Articles of Incorporation of 3333 Holding Corporation (filed as Exhibit 3.2a to Amendment No. 1, dated October 14, 1987 to the Registration Statement of 3333 Holding Corporation on Form 10 (File No. 1-9624) dated July 12, 1987, and incorporated herein by reference).

4.5 By-laws of 3333 Holding Corporation, as amended (filed as Exhibit 3.2 to the Annual Report on Form 10-K of 3333 Holding Corporation for the fiscal year ended March 31, 1993, and incorporated herein by reference).

4.6 Specimen 3333 Holding Corporation common stock certificate with tandem trading legend and Rights Agreement legend (filed as Exhibit 4.1 to Amendment No. 1, dated October 14, 1987 to the Registration Statement of 3333 Holding Corporation on Form 10 (File No. 1-9624) dated July 12, 1987, and incorporated herein by reference).

4.7 Articles of Incorporation of 3333 Development Corporation, as amended (filed as Exhibit 3.2a to Amendment No. 1, dated October 14, 1987 to the Registration Statement of Centex Development Company, L.P. on Form 10 (File No. 1-9625) dated July 12, 1987, and incorporated herein by reference).

4.8      By-laws of 3333 Development Corporation, as amended (filed as Exhibit
         3.2 to the Annual Report on Form 10-K of Centex Development Company, L.P. for the fiscal year ended March 31, 1993, and incorporated herein by reference).

4.9 Certificate of Limited Partnership of Centex Development Company, L.P. (filed as Exhibit 4.1 to the Registration Statement of Centex Development Company, L.P. on Form 10 (File No. 1-9625) dated July 12, 1987, and incorporated herein by reference).

4.10 Second Amended and Restated Agreement of Limited Partnership of Centex Development Company, L.P. (filed as Exhibit 4.4 of Centex Development Company, L.P. to the Registration Statement of Centex Corporation, 3333 Holding Corporation and Centex Development Company, L.P. on Form S-8 (File Nos. 333-55717, 333-55717-01 and 333-55717-02, respectively)
         filed with the SEC on June 1, 1998, and incorporated herein by reference).

4.11 Specimen certificate for Class A limited partnership units (filed as Exhibit 4.3 to the Registration Statement of Centex Development Company, L.P. on Form 10 (File No. 1-9625) dated July 12, 1987, and incorporated herein by reference).

4.12 Specimen certificate for Class B limited partnership units (filed as Exhibit 4.4 to the Registration Statement of Centex Development Company, L.P. on Form 10 (File No. 1-9625) dated July 12, 1987, and incorporated herein by reference).

4.13 Specimen certificate for Class C limited partnership units (filed as Exhibit 4.7 of Centex Development Company, L.P. to the Joint Registration Statement of Centex Corporation, 3333 Holding Corporation and Centex Development Company, L.P. on Form S-8 (File Nos. 333-55717, 333-55717-01 and 333-55717-02, respectively) filed with the SEC on June 1, 1998, and incorporated herein by reference).

4.14 Nominee Agreement, dated as of November 30, 1987, by and between Centex Corporation, 3333 Holding Corporation, Centex Development Company, L.P. and First RepublicBank Dallas, Nation Association (filed as Exhibit
         4.2 to the Annual Report on Form 10-K of Centex Corporation for the fiscal year ended March 31, 1993, and incorporated herein by reference).

4.15 Supplement to Nominee Agreement, dated as of July 27, 2000, by and between Centex Corporation, 3333 Holding Corporation, Centex Development Company, L.P., The Chase Manhattan Bank, as successor Nominee, and ChaseMellon Shareholder Services L.L.C., as successor Transfer Agent.

4.16 Agreement for Purchase of Warrants, dated as of November 30, 1987, by and between 3333 Holding Corporation and Centex Corporation (filed as
         Exhibit 4.3 to the Annual Report on Form 10-K of Centex Corporation for the fiscal year ended March 31, 1993, and incorporated herein by reference).

4.17 Warrant Agreement, dated as of November 30, 1987, by and between Centex Corporation and Centex Development Company, L.P. (filed as Exhibit 4.5 to the Annual Report on Form 10-K of Centex Development Company, L.P. for the fiscal year ended March 31, 1993, and incorporated herein by reference).

4.18 Specimen warrant certificate (filed as Exhibit 4.6 to the Form 8 Amendment No. 3, dated November 23, 1987, to the Registration Statement of Centex Development Company, L.P. on Form 10, and incorporated herein by reference).

4.19 Rights Agreement, dated as of October 2, 1996, between Centex Corporation and ChaseMellon Shareholder Services, L.L.C., as rights agent (filed as Exhibit 4 to the Form 8-A Registration Statement of Centex Corporation (File No. 001-06776) dated October 2, 1996, and incorporated herein by reference), as amended by Amendment No. 1 to Rights Agreement, dated as of February 18, 1999, between Centex Corporation and ChaseMellon Shareholder Services, L.L.C., as rights agent (filed as Exhibit 4.2 to the Form 8-A/A Registration Statement of Centex Corporation (File No. 001-06776) filed on February 22, 1999, and incorporated herein by reference).

5.1      Opinion of Raymond G. Smerge, Esq.

23.1     Consent of Arthur Andersen LLP.

23.2     Consent of Raymond G. Smerge, Esq. (contained in his opinion filed as
         Exhibit 5.1).

24.1 Power of attorney of certain signatories (included in signature page of this Registration Statement).

ITEM 17.          UNDERTAKINGS

         (a)      The undersigned registrants hereby undertake:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registrant statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Centex Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of January 31, 2001.

                                            CENTEX CORPORATION


                                            By:  /s/ David W. Quinn
                                                --------------------------------
                                                David W. Quinn
                                                Vice Chairman of the Board

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Centex Corporation, a Nevada corporation, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitutes and appoints Laurence E. Hirsch and David W. Quinn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                SIGNATURES                                CAPACITY IN WHICH SIGNED                 DATE
                ----------                                ------------------------                 ----
                                                          Chairman of the Board and
                                                           Chief Executive Officer;
                                                                   Director
           /s/ Laurence E. Hirsch                        (Principal Executive Officer)      January 31, 2001
-------------------------------------------
               Laurence E. Hirsch

                                                         Vice Chairman of the Board;
            /s/ David W. Quinn                                    Director                  January 31, 2001
-------------------------------------------
                David W. Quinn

                                                           Executive Vice President
                                                         and Chief Financial Officer
            /s/ Leldon E. Echols                        (Principal Financial Officer)       January 31, 2001
-------------------------------------------
                Leldon E. Echols

                                                      Vice President-Financial Strategy
             /s/ Mark A. Blinn                                 and Controller               January 31, 2001
-------------------------------------------             (Principal Accounting Officer)
                 Mark A. Blinn


          /s/ Barbara T. Alexander                             Director                     January 31, 2001
-------------------------------------------
              Barbara T. Alexander

                SIGNATURES                                CAPACITY IN WHICH SIGNED                 DATE
                ----------                                ------------------------                 ----
           /s/ Dan W. Cook III                                 Director                     January 31, 2001
-------------------------------------------
               Dan W. Cook III

             /s/ Juan L. Elek                                  Director                     January 31, 2001
-------------------------------------------
                 Juan L. Elek

        /s/ Clint W. Murchison, III                            Director                     January 31, 2001
-------------------------------------------
            Clint W. Murchison, III

         /s/ Charles H. Pistor, Jr.                            Director                     January 31, 2001
-------------------------------------------
             Charles H. Pistor, Jr.

            /s/ Paul R. Seegers                                Director                     January 31, 2001
-------------------------------------------
                Paul R. Seegers

            /s/ Paul T. Stoffel                                Director                     January 31, 2001
-------------------------------------------
                Paul T. Stoffel

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, 3333 Holding Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of January 31, 2001.


                                             3333 HOLDING CORPORATION


                                             By: /s/ Stephen M. Weinberg
                                                 -------------------------------
                                                 Stephen M. Weinberg
                                                 President

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of 3333 Holding Corporation, a Nevada corporation, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitutes and appoints Roger O. West and Stephen M. Weinberg, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                SIGNATURES                          CAPACITY IN WHICH SIGNED                    DATE
                ----------                          ------------------------                    ----
             /s/ Roger O. West                   Chairman of the Board; Director         January 31, 2001
-------------------------------------------
                 Roger O. West


                                                      President; Director
          /s/ Stephen M. Weinberg                (Principal Executive Officer)           January 31, 2001
-------------------------------------------
              Stephen M. Weinberg

                                                       Senior Vice President,
                                                      Chief Financial Officer,
             /s/ Todd D. Newman                   Treasurer and Assistant Secretary      January 31, 2001
--------------------------------------------         (Principal Financial and
                 Todd D. Newman                        Accounting Officer)


           /s/ Josiah O. Low, III                           Director                     January 31, 2001
-------------------------------------------
               Josiah O. Low, III


            /s/ David M. Sherer                             Director                     January 31, 2001
-------------------------------------------
                David M. Sherer

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, 3333 Development Corporation, as general partner of, and on behalf of Centex Development Company, L.P., certifies that Centex Development Company, L.P. has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and accordingly, 3333 Development Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of January 31, 2001.

                             CENTEX DEVELOPMENT COMPANY, L.P.

                             By:  3333 Development Corporation, General Partner


                                  By: /s/ Stephen M. Weinberg
                                      ------------------------------------------
                                      Stephen M. Weinberg
                                      President

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of 3333 Development Corporation, the General Partner of Centex Development Company, L.P., a Delaware limited partnership, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitutes and appoints Roger O. West and Stephen M. Weinberg, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of 3333 Development Corporation, as general partner of, and on behalf of Centex Development Company, L.P., in the capacities and on the dates indicated.


                SIGNATURES                          CAPACITY IN WHICH SIGNED                    DATE
                ----------                          ------------------------                    ----
             /s/ Roger O. West                   Chairman of the Board; Director         January 31, 2001
-------------------------------------------
                 Roger O. West


                                                      President; Director
          /s/ Stephen M. Weinberg                (Principal Executive Officer)           January 31, 2001
-------------------------------------------
              Stephen M. Weinberg

                                                       Senior Vice President,
                                                      Chief Financial Officer,
             /s/ Todd D. Newman                   Treasurer and Assistant Secretary      January 31, 2001
--------------------------------------------         (Principal Financial and
                 Todd D. Newman                        Accounting Officer)


           /s/ Josiah O. Low, III                           Director                     January 31, 2001
-------------------------------------------
               Josiah O. Low, III


            /s/ David M. Sherer                             Director                     January 31, 2001
-------------------------------------------
                David M. Sherer

                                INDEX TO EXHIBITS


4.1      Restated Articles of Incorporation of Centex Corporation (filed as
         Exhibit 4.1 of Centex Corporation to the Joint Registration Statement of Centex Corporation, 3333 Holding Corporation and Centex Development
         Company, L.P. on Form S-8 (File Nos. 333-55717, 333-55717-01 and
         333-55717-02, respectively) filed with the SEC on June 1, 1998, and incorporated herein by reference).

4.2      Amended and Restated By-laws of Centex Corporation (filed as Exhibit
         3.2 to the Annual Report of Centex Corporation, on Form 10-K/A for the fiscal year ended March 31, 1999, and incorporated herein by reference).

4.3 Specimen Centex Corporation common stock certificate with tandem trading legend and Rights Agreement legend (filed as Exhibit 4.3 of Centex Corporation to the Joint Registration Statement of Centex
         Corporation, 3333 Holding Corporation and Centex Development Company,
         L.P. on Form S-8 (File Nos. 333-28229, 333-28229-01 and 333-28229-02,
         respectively) filed with the SEC on June 2, 1997, and incorporated herein by reference).

4.4      Articles of Incorporation of 3333 Holding Corporation (filed as Exhibit
         3.2a to Amendment No. 1, dated October 14, 1987 to the Registration
         Statement of 3333 Holding Corporation on Form 10 (File No. 1-9624) dated July 12, 1987, and incorporated herein by reference).

4.5 By-laws of 3333 Holding Corporation, as amended (filed as Exhibit 3.2 to the Annual Report on Form 10-K of 3333 Holding Corporation for the fiscal year ended March 31, 1993, and incorporated herein by reference).

4.6 Specimen 3333 Holding Corporation common stock certificate with tandem trading legend and Rights Agreement legend (filed as Exhibit 4.1 to Amendment No. 1, dated October 14, 1987 to the Registration Statement of 3333 Holding Corporation on Form 10 (File No. 1-9624) dated July 12,
         1987, and incorporated herein by reference).

4.7      Articles of Incorporation of 3333 Development Corporation, as amended
         (filed as Exhibit 3.2a to Amendment No. 1, dated October 14, 1987 to the Registration Statement of Centex Development Company, L.P. on Form
         10 (File No. 1-9625) dated July 12, 1987, and incorporated herein by reference).

4.8      By-laws of 3333 Development Corporation, as amended (filed as Exhibit
         3.2 to the Annual Report on Form 10-K of Centex Development Company,
         L.P. for the fiscal year ended March 31, 1993, and incorporated herein by reference).

4.9      Certificate of Limited Partnership of Centex Development Company, L.P.
         (filed as Exhibit 4.1 to the Registration Statement of Centex
         Development Company, L.P. on Form 10 (File No. 1-9625) dated July 12,
         1987, and incorporated herein by reference).

4.10     Second Amended and Restated Agreement of Limited Partnership of Centex
         Development Company, L.P. (filed as Exhibit 4.4 of Centex Development
         Company, L.P. to the Joint Registration Statement of Centex
         Corporation, 3333 Holding Corporation and Centex Development Company,
         L.P. on Form S-8 (File Nos. 333-55717, 333-55717-01, 333-55717-02,
         respectively), filed with the SEC on June 1, 1998, and incorporated herein by reference).

4.11 Specimen certificate for Class A limited partnership units (filed as Exhibit 4.3 to the Registration Statement of Centex Development
         Company, L.P. on Form 10 (File No. 1-9625) dated July 12, 1987, and incorporated herein by reference).

4.12 Specimen certificate for Class B limited partnership units (filed as Exhibit 4.4 to the Registration Statement of Centex Development
         Company, L.P. on Form 10 (File No. 1-9625) dated July 12, 1987, and incorporated herein by reference).

4.13 Specimen certificate for Class C limited partnership units (filed as Exhibit 4.7 of Centex Development Company, L.P. to the Joint
         Registration Statement of Centex Corporation, 3333 Holding Corporation and Centex Development Company, L.P. on Form S-8 (File Nos. 333-55717,
         333-55717-01 and 333-55717-02, respectively) filed with the SEC on June
         1, 1998, and incorporated herein by reference).

4.14     Nominee Agreement, dated as of November 30, 1987, by and between Centex
         Corporation, 3333 Holding Corporation, Centex Development Company, L.P.
         and First RepublicBank Dallas, Nation Association (filed as Exhibit
         4.2 to the Annual Report on Form 10-K of Centex Corporation for the fiscal year ended March 31, 1993, and incorporated herein by reference).

4.15 Supplement to Nominee Agreement, dated as of July 27, 2000, by and between Centex Corporation, 3333 Holding Corporation, Centex
         Development Company, L.P., The Chase Manhattan Bank, as successor
         Nominee, and ChaseMellon Shareholder Services L.L.C., as successor
         Transfer Agent.

4.16 Agreement for Purchase of Warrants, dated as of November 30, 1987, by and between 3333 Holding Corporation and Centex Corporation (filed as
         Exhibit 4.3 to the Annual Report on Form 10-K of Centex Corporation for the fiscal year ended March 31, 1993, and incorporated herein by reference).

4.17     Warrant Agreement, dated as of November 30, 1987, by and between Centex
         Corporation and Centex Development Company, L.P. (filed as Exhibit 4.5 to the Annual Report on Form 10-K of Centex Development Company, L.P.
         for the fiscal year ended March 31, 1993, and incorporated herein by reference).

4.18     Specimen warrant certificate (filed as Exhibit 4.6 to the Form 8
         Amendment No. 3, dated November 23, 1987, to the Registration Statement of Centex Development Company, L.P. on Form 10, and incorporated herein by reference).

4.19     Rights Agreement, dated as of October 2, 1996, between Centex
         Corporation and ChaseMellon Shareholder Services, L.L.C., as rights agent (filed as Exhibit 4 to the Form 8-A Registration Statement of
         Centex Corporation (File No. 001-06776) dated October 2, 1996, and incorporated herein by reference), as amended by Amendment No. 1 to Rights Agreement, dated as of February 18, 1999, between Centex
         Corporation and ChaseMellon Shareholder Services, L.L.C., as rights agent (filed as Exhibit 4.2 to the Form 8-A/A Registration Statement of
         Centex Corporation (File No. 001-06776) filed on February 22, 1999, and incorporated herein by reference).

5.1      Opinion of Raymond G. Smerge, Esq.

23.1     Consent of Arthur Andersen LLP.

23.2     Consent of Raymond G. Smerge, Esq. (contained in his opinion filed as
         Exhibit 5.1).

24.1 Power of attorney of certain signatories (included in signature page of this Registration Statement).